FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                November 7, 1997


                            GERMAN AMERICAN BANCORP
               (Exact name of registrant as specified in charter)



              Indiana                  0-11244            35-1547518
          (State or other    (Commission File Number)   (IRS Employer
    jurisdiction of                              Identification
    incorporation)                                   Number)




                    711 Main Street, Jasper, Indiana  47546
                    (Address of Principal Executive Offices)


                                 (812) 482-1314
              (Registrant's telephone number, including area code)




                                       NA
         (Former Name and Former Address, if changed since last report)














ITEM 5.  OTHER EVENTS


German American Bancorp (the `Company'') has signed two separate agreements which provide for the merger of two Southwestern Indiana bank holding companies and their subsidiaries into the Company. An Offer of Merger dated October 6, 1997 provides for the merger of CSB Bancorp (`CSB - Petersburg'') and its wholly-owned banking subsidiary, The Citizens State Bank of Petersburg while a Letter of Intent dated that same day calls for a merger of FSB Financial Corporation (`FSB - Francisco'') and its wholly-owned subsidiary The Francisco State Bank into the Company.

Under the terms of the Offer of Merger, German American Bancorp will issue between 928,572 shares and 1,137,500 shares to CSB - Petersburg shareholders, depending upon German American's average common stock price (as adjusted for the Company's two-for-one stock split) during a period prior to the date of the merger closing. CSB - Petersburg operates two banking facilities in Petersburg, Pike County, Indiana.

In connection with the FSB - Francisco merger, the Company is expected to issue common stock with an aggregate market value in excess of $2,000,000.00 based on the September 30, 1997 common stock price. FSB - Francisco operates two banking facilities in Gibson County, Indiana.

Both transactions are subject to the approval of definitive merger agreements by the Boards of Directors of all the parties, approvals of shareholders, bank regulatory approvals, and other conditions. Both transactions are contemplated to become effective in early 1998. These two acquisitions are described more fully in the Press Releases, Merger Offer and Letter of Intent which are attached hereto and incorporated by reference.


ITEMS 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)     EXHIBITS

     Exhibit No.                   Description

     2.1 Second Amended and Restated Offer of Merger between German American Bancorp and CSB Bancorp dated October 6, 1997.
     2.2 Letter of Intent dated October 6, 1997 between FSB Financial Corporation and German American Bancorp.

     99.1 Press Release issued by the Company regarding CSB Bancorp dated October 21, 1997.

     99.2 Press Release issued by the Company on October 30, 1997 on Letter of Intent of FSB - Francisco.




                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     November 7, 1997              German American Bancorp
          ----------------


                                     By:/s/   John M. Gutgsell
                                     -------------------------